Registration No. 333-175710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2606280 (I.R.S. Employer Identification Number)

2723 South State Street Ann Arbor, Michigan (Address of Principal Executive Offices)	48104 (Zip Code)

AMENDED AND RESTATED

DIRECTOR RETAINER STOCK PLAN
(Full Title of the Plan)

Randal J. Rabe Executive Vice President and Chief Financial Officer United Bancorp, Inc. 205 E. Chicago Boulevard Tecumseh, Michigan 49286 (Name and Address of Agent For Service)	Copies to:	Gordon R. Lewis Charlie Goode Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(517) 423-8373
(Telephone Number, Including Area Code, of Agent For Service)

This post-effective amendment is effective upon its filing with the Commission.

REMOVAL OF SECURITIES FROM REGISTRATION AND
TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement of United Bancorp, Inc. (the "Company") on Form S-8 (No. 333-175710) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on July 22, 2011 and registered 250,000 shares of common stock issuable under the Company's Amended and Restated Director Retainer Stock Plan.

Pursuant to the terms of the Agreement and Plan of Merger dated as of January 7, 2014 by and between Old National Bancorp ("Old National") and the Company, the Company will merge with and into Old National, with Old National being the surviving corporation (the "Merger"), effective as of 11:58 p.m. on July 31, 2014. The Company has terminated all offerings of securities pursuant to the Registration Statement. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement, and removes from registration all securities of the Company registered under the Registration Statement which remain unsold as of the date hereof, if any.

Item 8.  Exhibits

Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 31st day of July, 2014.

UNITED BANCORP, INC.

By:	/s/ Robert K. Chapman
Robert K. Chapman President and Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert K. Chapman	Director, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2014
Robert K. Chapman

/s/ Randal J. Rabe	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2014
Randal J. Rabe

/s/ Karen F. Andrews*	Director	July 31, 2014
Karen F. Andrews*

/s/ Stephanie H. Boyse*	Director	July 31, 2014
Stephanie H. Boyse*

/s/ James D. Buhr*	Director	July 31, 2014
James D. Buhr*

/s/ Kenneth W. Crawford*	Director	July 31, 2014
Kenneth W. Crawford*

/s/ John H. Foss*	Director	July 31, 2014
John H. Foss*

/s/ Norman G. Herbert*	Director	July 31, 2014
Norman G. Herbert*

/s/ James C. Lawson*	Chairman of the Board	July 31, 2014
James C. Lawson*

*By	/s/ Robert K. Chapman
Robert K. Chapman, Attorney-in-Fact